CONTACT:     JIM  KERRIGAN
             949-453-3990


      LANTRONIX REPORTS PRELIMINARY FOURTH QUARTER AND FISCAL 2003 RESULTS

SEPTEMBER 10, 2003 - IRVINE, CALIFORNIA - Lantronix (Nasdaq LTRX) today reported preliminary results for its fourth fiscal quarter and year ended June 30, 2003:

- Revenues for the quarter ended June 30, 2003 were $11.8 million, up three percent from the same period last year, when the company reported revenues of $11.5 million.

- Cash usage for the quarter was reduced to $ (459,000), better than the company's previous guidance of $ (1.3) million, and better than $ (5.5) million cash used for the third quarter ended March 31, 2003.


----------------------------

Revenues for the fourth fiscal quarter ended June 30, 2003 were $11.8 million, compared to $11.5 million for the same period last year. Net loss for the quarter was $(9.7) million, or $(0.18) per share, compared with a net loss of $(74.6) million, or $(1.39) per share for the same period last year. Net loss for the quarter included a $0.9 million impairment charge for purchased intangible assets. The company is still in the process of completing its annual impairment test of goodwill and purchased intangibles and estimates the impairment charge to be between $7.0 - $12.0 million. This would result in a revised net loss for the quarter ended June 30, 2003 of between $(16.7) million, or $(0.30) per share and $(21.7) million, or $(0.39) per share. Net loss for the same period last year included an impairment charge of $57.3 million. The final results of the annual impairment test for the quarter ended June 30, 2003 will be reported in the financial statements that the company files in its Form 10-K with the SEC by the end of the month.

For the fiscal year ended June 30, 2003, net revenues were $49.5 million, compared to $57.6 million in fiscal 2002. Net loss for the year was $(38.2) million, or $(0.70) per share, reduced from $(93.5) million, or $(1.82) per share in fiscal 2002. Net loss for the year ended June 30, 2003 included a $0.9 million impairment charge for purchased intangible assets. The company is still in the process of completing its annual impairment test of goodwill and purchased intangibles and estimates the impairment charge to be between $7.0 - $12.0 million. This would result in a revised net loss for the year ended June 30, 2003 of between $(45.2) million, or $(0.83) per share and $(50.2) million, or $(0.92) per share. Net loss for the fiscal year ended June 30, 2002 included an impairment charge of $57.3 million. Additionally, net loss for the fiscal year ended June 30, 2002 included the cumulative effective of an accounting change in the amount of $5.9 million related to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."

During the fourth quarter, cash and cash equivalents and marketable securities decreased approximately $(459,000), compared with a decrease of $(5.5) million for the third quarter ended March 31, 2003.

 "Our focus during this past year was on establishing a strong operational foundation and strategic plan that would stabilize the company and establish a base for achieving growth in fiscal 2004," said Marc Nussbaum, president and chief executive officer. "During the past four quarters, we simplified our business model and infrastructure, brought expenses in line with revenues, and reduced our cash burn. At the same time, we improved key operational fundamentals of the business and continued to invest in the necessary research, product development, marketing and sales initiatives."

FISCAL  2004  OUTLOOK


"Moving into fiscal 2004, our focus continues to be on managing our expenses closely while investing in programs to drive top-line growth. Now that we have stabilized our cash burn, our mission will be to further solidify our strong position and drive penetration in the machine-to-machine pervasive Internet space," Nussbaum said.


About  Lantronix

Lantronix, Inc. (Nasdaq: LTRX) is a provider of hardware and software solutions ranging from systems that allow users to remotely manage network infrastructure equipment to technologies that network-enable devices and appliances. Lantronix was established in 1989, and its worldwide headquarters are in Irvine, Calif. For more information, visit the company on the Internet at www.lantronix.com.
                                                              -----------------

Safe  Harbor

This  press  release  contains  forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby and the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding the Company's ability to manage its costs, cash and to generate increased revenues, as well as others, are subject to significant risks and uncertainties, some of which are outside the control of the Company. For example, the Company's ability to manage its costs and cash position will depend on its ability to negotiate favorable terms with suppliers, and manage other costs, including costs associated with ongoing litigation. Other risks and uncertainties are more fully described in the Company's periodic filings with the Securities and Exchange Commission. These statements, and other forward-looking statements, are not guarantees of future performance and the Company undertakes no duty to update such statements.


                   SELECTED  CONSOLIDATED  BALANCE  SHEET  DATA
                                  (In  thousands)

                                                             June  30,
                                                       2003             2002
                                                    ----------       -----------
    Cash  and  cash  equivalents  and
     marketable  securities                          $14,078           $33,454
    Accounts  receivable,  net                         3,858             6,172
    Inventories                                        6,011            10,743
    Goodwill,  net                                    16,081            13,811
    Purchased  intangible  assets,  net               10,426            14,681
    Long-term  investments                             5,458             6,761
    Total  assets                                     69,651           103,812

    Accumulated  deficit                            (131,037)          (92,875)
    Total  stockholders'  equity                      47,104            82,157


           SELECTED  UNAUDITED  CONSOLIDATED  STATEMENT  OF  OPERATIONS  DATA
                      (In  thousands,  except  per  share  data)

                                        Three Months Ended   For the Year Ended
                                           June  30,           June  30,
                                        2003      2002      2003      2002
                                      ---------  ------    -------   ------

    Net  revenues                         $11,808   $11,509   $49,509   $57,646
    Cost  of  revenues                      8,700    15,059    33,953    40,510
    Gross  profit                           3,108    (3,550)   15,556    17,136
    Operating  expenses:
       Selling,  general  and
        administrative                      6,783    19,009    30,633    43,487
       Research  and  development           2,330     2,952    10,413     9,225
       Stock-based  compensation              183       203     2,527     2,863
       Amortization  of  purchased
        intangible  assets                    230      (125)    1,087     1,263
       Impairment  of  goodwill  and
        purchased  intangible  assets         886    50,828       886    50,828
       Restructure  charges                   662       663     5,711     3,473
       Litigation  settlement  costs        1,533       --      1,533       --
       In-process  research  and
        development                           --      1,000       --      1,000
          Total  operating  expenses       12,607    74,530    52,790   112,139
    Loss  from  operations                 (9,499)  (78,080)  (37,234)  (95,003)
    Interest  income  (expense),  net         (39)      242       248     1,546
    Other  income  (expense), net               9       229      (926)     (760)
    Loss  before  income  taxes  and
     cumulative  effect  of  accounting
     change                                (9,529)  (77,609)  (37,912)  (94,217)
    Provision  (benefit)  for  income
     taxes                                    188    (2,982)      250    (6,665)
    Loss before  cumulative  effect of
     accounting  change                    (9,717)  (74,627)  (38,162)  (87,552)
    Cumulative  effect  of  accounting
     change:
       Adoption  of  new  accounting
        standard,  SFAS  No. 142             --         --        --     (5,905)
    Net  loss                            $(9,717)  $(74,627) $(38,162) $(93,457)
    Basic and diluted  loss per  share
     before  cumulative  effect  of
     accounting  change                   $(0.18)    $(1.39)   $(0.70)   $(1.70)
    Cumulative  effect  of  accounting
     changes  per  share:
       Adoption  of  new  accounting
        standard,  SFAS  No. 142             --         --        --      (0.12)
    Basic  and  diluted  net  loss  per
     share                                 $(0.18)   $(1.39)   $(0.70)   $(1.82)
    Weighted average shares (basic and
     diluted)                              55,328    53,681    54,523    51,403